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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


Integrity Music, Inc.

Integrity Music Europe Limited

Integrity Music Pty. Ltd.

Integrity Media Asia Pte. Ltd.

Celebration Hymnal LLC



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